Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,186,081)
Unrealized Gain (Loss) on Market Value of Futures	(10,169,380)
Dividend Income	30
Interest Income	6,105
ETF Transaction Fees	1,400
Total Income (Loss)	$(12,347,926)

Expenses
General Partner Management Fees	$54,513
Professional Fees	12,603
Brokerage Commissions	10,183
Non-interested Directors' Fees and Expenses	579
Prepaid Insurance Expense	264
Total Expenses	78,142
Expense Waiver	(12,332)
Net Expenses	$65,810
Net Income (Loss)	$(12,413,736)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/15	$104,659,394
Additions (50,000 Shares)	817,403
Withdrawals (600,000 Shares)	(10,273,745)
Net Income (Loss)	(12,413,736)

Net Asset Value End of Month	$82,789,316
Net Asset Value Per Share (5,000,000 Shares)	$16.56

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612